Filed pursuant to Rule 424(b)(3)
Registration No. 333-264585
PROSPECTUS
Brooklyn ImmunoTherapeutics, Inc.
13,714,284 Shares of Common Stock
This prospectus relates to the offering and resale from time to time by the selling stockholder identified in this prospectus (the “Selling Stockholder”) of up to 13,714,284 shares of our common stock, $0.005 par value per share (“common stock”), which includes 8,214,284 shares of common stock issuable upon exercise of warrants held by the Selling Stockholder. All securities offered hereunder were acquired by the Selling Stockholder on March 9, 2022 in a private placement pursuant to a purchase agreement between us and the Selling Stockholder, dated March 6, 2022.
We are registering the securities offered hereby pursuant to the Selling Stockholder’s registration rights contained in that certain Registration Rights Agreement, dated March 6, 2022, by and between us and the Selling Stockholder.
The Selling Stockholder may offer, sell or distribute all or a portion of the shares of common stock registered hereby publicly or through private transactions at prevailing market prices or at negotiated pries. We provide more information about how the Selling Stockholder may sell its shares of our common stock in the section entitled “Plan of Distribution.”
We will pay certain fees and expenses in connection with the registration of the common stock offered hereby, and we will not receive any proceeds from the Selling Stockholder’s sale of the shares of common stock offered hereby.
Our common stock is listed on the NASDAQ Global Market under the symbol “BTX.” On April 28, 2022, the closing price of our common stock was $1.12.
INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 3 OF THIS PROSPECTUS.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 11, 2022.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.
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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), using a “shelf” registration process. Under this prospectus, the Selling Stockholder may, from time to time, sell shares of our common stock described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities offered by the Selling Stockholder. Any prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
The registration statement we filed with the SEC includes exhibits that provide more detail of the matters discussed in this prospectus. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplement, together with additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference” before making your investment decision.
You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and the registration statement. Neither we nor the Selling Stockholder has authorized anyone else to provide you with different or additional information other than that contained in or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Offers to sell, and solicitations of offers to buy, our common stock are being made only in jurisdictions where offers and sales are permitted. You should assume that the information in this prospectus and any prospectus supplement, or incorporated by reference, is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
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PROSPECTUS SUMMARY
This prospectus summary highlights selected information appearing elsewhere in this prospectus and in documents we file with the Securities and Exchange Commission that are incorporated by reference in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information incorporated by reference herein, the information set forth under the heading “Risk Factors” and our financial statements and the related notes thereto incorporated by reference in this prospectus.
Unless the context otherwise requires, all references in this prospectus to the “Company,” “Brooklyn,” “we,” “our,” “ours,” and “us” refer to Brooklyn ImmunoTherapeutics, Inc.
Brooklyn ImmunoTherapeutics, Inc.
Overview
We are a clinical-stage biopharmaceutical company focused on exploring the role that cytokine-based therapy can have on the immune system in treating patients with cancer, both as a single agent and in combination with other anti-cancer therapies. We are seeking to develop IRX-2, a novel cytokine-based therapy, to treat patients with cancer. We also are exploring opportunities to advance oncology, blood disorder, and monogenic disease therapies using gene-editing and cell therapy technology through a license with Factor Bioscience Limited, or Factor, and through our acquisition of Novellus, Inc. and Novellus, Ltd. in July 2021.
Our Annual Report on Form 10-K for the year ended December 31, 2021 provides additional information about our business, operations and financial condition.
Private Placement of Shares of Common Stock and Warrants
On March 6, 2022, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the Selling Stockholder providing for the private placement (the “Private Placement”) to the Selling Stockholder of 6,857,142 units (the “Units”), each Unit consisting of (i) one share of our common stock (or, in lieu thereof, one pre-funded warrant to purchase one share of Common Stock (the “Pre-Funded Warrants”)) and (ii) one warrant to purchase one share of common stock (the “Common Warrants” and, together with the Pre-Funded Warrant, the “Warrants”), for an aggregate purchase price of approximately $12.0 million. The Private Placement closed on March 9, 2022.
Each Pre-Funded Warrant has an exercise price of $0.005 per share of common stock. The Pre-Funded Warrants were immediately exercisable and may be exercised at any time. The Pre-Funded Warrants do not have an expiration date and are subject to customary adjustments. Under the terms of the Pre-Funded Warrants, a holder will not be entitled to exercise any portion of such Pre-Funded Warrant if the aggregate number of shares of common stock beneficially owned by the holder thereof would exceed 9.99% immediately following the exercise thereof.
Each Common Warrant has an exercise price of $1.91 per share of common stock. The Common Warrants are exercisable six months following the closing of the Private Placement, expire five-and-one-half years from the date of issuance and are subject to customary adjustments. Under the terms of the Common Warrants, a holder will not be entitled to exercise any portion of such Common Warrant if the aggregate number of shares of common stock beneficially owned by the holder thereof would exceed 4.99% immediately following the exercise thereof, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company, provided that such percentage may in no event exceed 9.99%.
In connection with the Private Placement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Selling Stockholder, pursuant to which we agreed to register the common stock offered hereby.
This prospectus covers the sale or other disposition by the Selling Stockholder of up to the total number of shares of our common stock that were issued to the Selling Stockholder pursuant to the Purchase Agreement, plus the total number of shares of our common stock issuable upon exercise of the Warrants issued to the Selling Stockholder, without giving effect to the beneficial ownership limitations described above.
Corporate Information
Brooklyn ImmunoTherapeutics, Inc. was incorporated under the laws of Delaware in 1984. We changed our name from our initial name Alroy Industries, Inc. to NTN Communications, Inc. in 1985, and then to NTN Buzztime, Inc. in 2005 and to Brooklyn ImmunoTherapeutics, Inc. on March 25, 2021. Our principal executive office is located at 10355 Science Center Drive, Suite 150, San Diego, CA 92121, and our telephone number is (212) 582-1199. Our website address is www.brooklynitx.com.

THE OFFERING
Resale of Common Stock
Common Stock Offered by the Selling Stockholder
Up to 13,714,284 shares.
Use of Proceeds
We will not receive any of the proceeds from the sale of the shares of common stock by the Selling Stockholder.
Market for Our Shares of Common Stock
Our common stock is listed on the Nasdaq Global Market under the symbol “BTX.”
Risk Factors
Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described under the heading “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, which is incorporated by reference in this prospectus, including our audited consolidated financial statements and the related notes, before you decide whether to purchase our common stock. If any of such risks actually occur, our business, financial condition, results of operations, cash flow and prospects could be materially and adversely affected. As a result, the trading price of our common stock could decline and you could lose all or part of your investment in our common stock.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains forward-looking statements. Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•	our plans to develop and commercialize IRX-2 and other product candidates, including the potential benefits thereof;
•	our ongoing and future clinical trials for IRX-2, whether conducted by us or by any future collaborators, including the timing of initiation of these trials and of the anticipated results;
•
our expectation of the opportunities to advance oncology, blood disorders and monogenic disease therapies using gene-editing and cell therapy technology through a license with Factor Bioscience Inc and through our acquisition of Novellus, Inc. and Novellus, Ltd. in July 2021, and our ability to take advantage thereof;

•	our expectations regarding our ability to fund our operating expenses and capital expenditure requirements with our cash, cash equivalents and investments;
•	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;
•	the timing of and our ability to obtain and maintain marketing approvals for our product candidates;
•	the rate and degree of market acceptance and clinical utility of any products for which we receive marketing approval;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our intellectual property position and strategy;
•	our ability to identify additional product candidates with significant commercial potential;
•	our plans to enter into collaborations for the development and commercialization of product candidates;
•	potential benefits of any future collaboration;
•	developments relating to our competitors and our industry;
•	the impact of government laws and regulations;
•	the impact the coronavirus pandemic will have on the timing of our clinical development and operations;
•	our ability to continue as a going concern;
•	our ability to maintain our listing on The Nasdaq Global Market.
The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond our control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors” and in our periodic filings with the SEC. Our SEC filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this prospectus should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS
We will not receive any of the proceeds from the sale of any common stock offered by this prospectus, but we will bear all fees and expenses incident to our obligation to register the shares of common stock being offered for resale hereunder by the Selling Stockholder.

DESCRIPTION OF CAPITAL STOCK
The following summary of the material terms of our capital stock is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read our restated certificate of incorporation, including the amendments thereto, which we refer to as our certificate of incorporation, and our amended and restated bylaws, which we refer to our bylaws, in its entirety for a complete description of the rights and preferences of our capital stock.
Authorized and Outstanding Stock
Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.005 per share, and 1,000,000 shares of preferred stock, par value $0.005 per share (the “preferred stock”). A total of 156,112 shares of preferred stock have been designated as Series A Convertible Preferred Stock. As of April 11, 2022, 57,451,937 shares of common stock were outstanding and 156,112 shares of Series A Convertible Preferred Stock were outstanding.
Common Stock
Voting Rights
Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Votes may be cast in person or by proxy. Stockholders do not have cumulative voting rights with respect to election of directors.
Dividends
The holders of Series A convertible preferred stock are entitled to receive cumulative dividends of $0.10 per share per annum, payable semiannually in equal installments of $0.05 per share on June 1 and December 1 of each year. After the requirements with respect to the preferential dividends of the preferred stock have been met, holders of common stock are entitled to receive proportionately any dividends as may be declared and paid on common stock from funds lawfully available therefor as and when determined by the board of directors, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation and Dissolution
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock.
Other Rights
Holders of common stock have no preemptive, subscription, redemption or conversion rights and there are no sinking fund provisions with respect to our common stock. The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock. All of the shares of the common stock currently issued and outstanding are fully-paid and nonassessable.
Provisions of Our Certificate of Incorporation and Bylaws and Delaware General Corporation Law may have Anti-Takeover Effects
Our certificate of incorporation and bylaws and the DGCL contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and are designed in part to encourage persons seeking to acquire control of us to first negotiate with the board of directors.
Number of Directors; Vacancies
Our certificate of incorporation provides that the number of directors is established by the board of directors, which may delay the ability of stockholders to change the composition of a majority of the board. The board has the exclusive right to elect a director to fill any vacancy or newly created directorship.

Removal of Directors
A director may be removed only by the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class.
Stockholder Action by Written Consent; Special Meetings
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by the board of directors. These provisions may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.
Advance Notice Requirements for Stockholder Proposals
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Delaware Business Combination Statute
We are a Delaware corporation subject to Section 203 of the DGCL. Under Section 203, certain “business combinations” between a Delaware corporation whose stock is listed on a national securities exchange or held of record by more than 2,000 stockholders and an “interested stockholder” are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:
•	the corporation has elected in its certificate of incorporation not to be governed by Section 203;
•
the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before the date of the business combination or the date such stockholder became an interested stockholder, as applicable;

•
upon consummation of the transaction that made such stockholder an interested stockholder, the interested stockholder owned at least 85% of the “voting stock” (as defined in Section 203) of the corporation outstanding at the commencement of the transaction excluding voting stock owned by directors who are also officers or held in employee benefit plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

•
the business combination is approved by the board of directors and by the stockholders (acting at a meeting and not by written consent) by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not “owned” (as defined in Section 203) by the interested stockholder.

The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries and transactions which increase an interested stockholder’s percentage ownership of stock, or other transaction resulting in a financial benefit to the interested stockholder. The term “interested stockholder” is defined generally as those stockholders who become beneficial owners of 15% or more of a Delaware corporation’s voting stock, together with the affiliates or associates of that stockholder.
Certificate of Incorporation or Bylaws
Any provision of our certificate of incorporation may be amended, altered, changed or repealed in any manner prescribed by law; provided, that (a) the affirmative vote of the holders of at least 80% of the voting power of all shares entitled to vote generally in the election of directors, voting together as a single class, is required to alter, amend, or repeal, or adopt any provision inconsistent with Article X of the certificate of incorporation, which contains the prohibition on stockholder action by written consent and the requirement that special meetings be called only by the board of directors, and (b) Article XI of the certificate of incorporation, provides that, subject to certain exceptions, no purchase by or from any Controlling Person (as defined below) of shares of our stock owned by such Controlling Person shall be made at a price exceeding the average price paid by such Controlling Person for all shares of our stock acquired by such Controlling Person during the two-year period preceding the date of such proposed purchase unless such purchase is approved by the affirmative vote of not less than a majority of the voting power of the shares of our stock entitled to vote held by Disinterested Stockholders (as defined below), may not be amended without the affirmative vote of not less than a majority of the our stock entitled to vote thereon, provided that if, at the time of such vote, there shall be one or more Controlling Persons, such affirmative vote shall include the affirmative vote in favor of such amendment of not less than a majority of the voting power of the shares of our stock entitled to vote thereon held by Disinterested Stockholders. “Controlling Person” means any individual, corporation, partnership, trust, association or other organization or entity (including any group formed for the purpose of acquiring, voting or holding our securities) which either directly, or indirectly through one or more intermediaries, owns, beneficially or of record, or controls by agreement, voting trust or otherwise, at least 10% of the voting power of stock, and such term also includes any corporation, partnership, trust, association or other organization or entity in which one or more Controlling Persons have the power, through the ownership of voting securities, by contract, or otherwise, to influence significantly any of the management, activities or policies of such corporation, partnership, trust, association, other organization or entity. “Disinterested Stockholders” means those holders of stock entitled to vote on any matter, none of which is a Controlling Person.
The board may, by majority vote, amend or repeal our bylaws and may adopt new bylaws.
Our stockholders may not adopt, amend, or repeal our bylaws or adopt new bylaws except by the vote or written consent of at least 66-2/3% of the voting power of our company.
Exclusive Forum Selection
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the a state court located in the State of Delaware (or if no state court has jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of a fiduciary duty owed by any of our directors or officers to our company or stockholders, (c) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our certificate of incorporation or amended and restated bylaws, or (d) any action asserting a claim against us governed by the internal affairs doctrine. Although our bylaws contain the choice of forum provision described above, it is possible that a court could rule that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.
Authorized but Unissued Shares
Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of The Nasdaq Global Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Listing on The Nasdaq Global Market
The common stock is listed on The Nasdaq Global Market under the symbol “BTX.”
Transfer Agent and Registrar
The transfer agent and registrar for the common stock is Computershare Trust Company, N.A.

SELLING STOCKHOLDER
The shares of common stock being offered by the Selling Stockholder are those previously issued to the Selling Stockholder and those issuable to the Selling Stockholder, upon exercise of the Warrants. For additional information regarding the issuances of those shares of common stock and Warrants, see “Prospectus Summary—Private Placement of Shares of Common Stock and Warrants”. We are registering the shares of common stock in order to permit the Selling Stockholder to offer the shares for resale from time to time. Except for the ownership of the shares of common stock offered hereby and the Warrants, the Selling Stockholder has not had any material relationship with us within the past three years.
The table below lists the Selling Stockholder and other information regarding the beneficial ownership of the shares of common stock by the Selling Stockholder. The second column lists the number of shares of common stock beneficially owned by the Selling Stockholder, based on its ownership of the shares of common stock and warrants, as of April 29, 2022, assuming exercise of the Warrants held by the Selling Stockholder on that date, without regard to any limitations on exercise contained in the Warrants.
The third column lists the shares of common stock being offered by the Selling Stockholder hereunder.
In accordance with the terms of the Registration Rights Agreement, this prospectus generally covers the resale of the sum of (i) the number of shares of common stock issued to the Selling Stockholder in the Private Placement and (ii) the maximum number of shares of common stock issuable upon exercise of the Warrants, determined as if the outstanding warrants were exercised in full as of the trading day immediately preceding the date the registration statement, of which this prospectus forms a part, was initially filed with the SEC, each as of the trading day immediately preceding the applicable date of determination and all subject to adjustment as provided in the Registration Rights Agreement, without regard to any limitations on the exercise of the Warrants. The third column assumes the sale of all of the shares offered by the Selling Stockholder pursuant to this prospectus.
Under the terms of the Warrants, the Selling Stockholder may not exercise the Warrants to the extent such exercise would cause such Selling Stockholder, together with its affiliates and attribution parties, to beneficially own a number of shares of common stock which would exceed 4.99% or 9.99%, as applicable, of our then outstanding common stock following such exercise, excluding for purposes of such determination shares of common stock issuable upon exercise of such Warrants which shall have not been exercised. The number of shares in the first and second columns do not reflect this limitation. The Selling Stockholder may sell all, some or none of its shares in this offering. See “Plan of Distribution.”
Name and Selling Stockholder	Number of shares of Common Stock Owned Prior to Offering	Maximum Number of shares of Common Stock to be Sold Pursuant to this Prospectus	Number of shares of Common Stock Owned After Offering
Armistice Capital Master Fund Ltd.(1)	13,714,284	13,714,284	—
(1)
The amount includes (i) 5,500,000 shares of our common stock, (ii) 1,357,142 shares of our common stock issuable upon exercise of the Pre-Funded Warrants, and (iii) 6,857,142 shares of our common stock issuable upon the exercise of the Common Warrants, all of which are directly held by Armistice Capital Master Fund Ltd. (the “Master Fund”), a Cayman Islands exempted company, and may be deemed to be indirectly beneficially owned by Armistice Capital, LLC (“Armistice”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice and Steven Boyd disclaim beneficial ownership of the reported securities except to the extent of their respective pecuniary interest therein. The Pre-Funded Warrants and Common Warrants are each subject to certain beneficial ownership limitations that prohibit the Master Fund from exercising any portion of them if, following such exercise, the Master Fund’s ownership of our common stock would exceed the relevant warrant’s ownership limitation. The address of the Master Fund is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

PLAN OF DISTRIBUTION
The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Global Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling the securities offered hereby:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.
The Selling Stockholder may also sell securities in accordance with Rule 144, if available, or pursuant to any available exemption from registration under the Securities Act rather than under this prospectus. The Selling Stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions.
In addition, the Selling Stockholder may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution. The Selling Stockholder also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by the Selling Stockholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a Selling Stockholder.
Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.
The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144 without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not, subject to certain exceptions, simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the securities offered by this prospectus has been passed upon for us by Greenberg Traurig, LLP, New York, NY.
EXPERTS
The audited consolidated financial statements of Brooklyn ImmunoTherapeutics, Inc. incorporated by reference in this prospectus, have been so incorporated by reference in reliance upon the report of Marcum LLP, independent registered public accounting firm, upon the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby “incorporate by reference” the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The Registration Statement, including the exhibits, can be read at the SEC website referred to below under “Where You Can Find More Information.” The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on April 15, 2022;
•	our Definitive Proxy Statement on Schedule 14A and Definitive Additional Proxy Soliciting Materials on Schedule A14A filed on April 26, 2022 in connection with our 2022 Meeting of Stockholders;
•	our Current Reports on Form 8-K, filed with the SEC on January 5, 2022, January 20, 2022, January 24, 2022, March 9, 2022 and April 19, 2022; and
•
the Company’s Registration Statement on Form 8-A filed with the SEC on October 22, 2021, in which there is described the terms, rights and provisions applicable to the shares of the Company’s common stock, including any amendment or report filed for the purpose of updating such description, including the description of the common stock filed as Exhibit 4.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed on April 15, 2022.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act (not including any information furnished under Item 2.02, 7.01, or 9.01 of Form 8-K or any other information that is identified as “furnished” rather than filed, which information is not incorporated by reference herein) after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as subsequent to the effectiveness of the registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, upon written or oral request of that person, a copy of any and all of the information that has been incorporated by reference in this prospectus (excluding exhibits unless specifically incorporated by reference into those documents). Please direct requests to us at the following address:
Brooklyn ImmunoTherapeutics, Inc.
10355 Science Center Drive, Suite 150
San Diego, CA 92121
(212) 582-1199

WHERE YOU CAN FIND MORE INFORMATION
This prospectus is part of a registration statement we filed with the SEC and does not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements, or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement, or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.
Our website address is www.brooklyitx.com. The information contained on, or accessible through, our website is not incorporated into this prospectus and does not form a part hereof.

Brooklyn ImmunoTherapeutics, Inc.

13,714,284 Shares of Common Stock
PROSPECTUS
May 11, 2022